Exhibit 99.1

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BOULDER ACQUISITIONS, INC.
429 Guangdong Road
Shanghai, People's Republic of China, 200001
                                                                    NEWS RELEASE
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               Boulder Acquisitions, Inc. Announces Name Change to
             China Digital Wireless, Inc., New Trading Symbol "CHDW"

Shanghai, China
August 6, 2004

         Boulder Acquisitions, Inc. (formerly OTCBB: "BAQI") today announced that the company has changed its name to China Digital Wireless, Inc. to better reflect the operations of the company. In addition, the company's common stock will now trade under the symbol "CHDW" beginning today.

         China Digital Wireless, Inc., a Nevada Corporation, through its wholly owned subsidiary Sifang Holdings Co., Ltd. and its wholly owned subsidiary, Shanghai TCH Data Technology Co., Ltd., renders value-added information services in China by purchasing content from third-party providers and reformatting that content. The value-added information services enable wireless receiver (mobile phone and pager) users in China to access financial information and various entertainment-related services. In addition to its value-added information services business, China Digital Wireless distributes various mobile phone models in the Shanghai, China region.

         The information in this news release includes certain forward looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.

         CONTACT:          Fu Sixing  (86-21) 6336-8686